UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

January 13, 2014

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

2014 Bonus Program

On January 14, 2014, the Compensation Committee of the Board of Directors of Local Corporation (the “Registrant”) adopted certain changes to the Registrant’s bonus program (the “Bonus Program”) for the 2014 Bonus Period. The material terms of the Bonus Program, as changed, are attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 13, 2014, the United States District Court, Central District of California issued its claim construction ruling in the Registrant’s lawsuit against Fry’s Electronics, Inc. (“Fry’s”) alleging that Fry’s violates our registered U.S. Patent No. 7,062,453, which is entitled “Methods and systems for dynamic networked commerce architecture.” We are seeking an injunction against Fry’s and an award of damages in an amount to be determined at trial, as well as attorney’s fees. There can be no guarantees as to the outcome of the litigation.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1#	Description of the Material Terms of the Registrant’s Bonus Program as of January 14, 2014.

Exhibit 99.1	Claim Construction Ruling of the United States District Court, Central District of California dated January 13, 2014.

#	Management Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: January 14, 2014	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 10.1#	Description of the Material Terms of the Registrant’s Bonus Program as of January 14, 2014.

Exhibit 99.1	Claim Construction Ruling of the United States District Court, Central District of California dated January 13, 2014.

#	Management Contract